SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                      ______________________

                             FORM S-8
                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933

                      ______________________


               O'SULLIVAN INDUSTRIES HOLDINGS, INC.
      (Exact name of registrant as specified in its charter)

               Delaware                    43-1659062
     (State or other jurisdiction of     (I.R.S. employer
     incorporation or organization)     identification no.)

     1900 Gulf Street, Lamar, Missouri      64759-1899
  (Address of principal executive offices)  (ZIP code)

                      ______________________

               O'SULLIVAN INDUSTRIES HOLDINGS, INC.
                    DEFERRED COMPENSATION PLAN
                     (Full title of the plan)
                      ______________________


                      Rowland H. Geddie, III
          Vice President, General Counsel and Secretary
               O'Sullivan Industries Holdings, Inc.
                         1900 Gulf Street
                   Lamar, Missouri  64759-1899
             (Name and address of agent for service)

                          (417) 682-3322
  (Telephone number, including area code, of agent for service)

                      ______________________


                 CALCULATION OF REGISTRATION FEE

                                                   Proposed
Title of        Amount to      Proposed maximum    maximum        Amount of
Securities to   be registered  offering price per  aggregate      Registration
be registered   <F1>           share <F2>          offering price fee
Common Stock,
par value $1.00     100,000     $15.375              $1,537,500     $465.91
per share           shares

Preferred Stock     100,000      ----                 -----          ----
Purchase Rights<F3> rights


<F1>

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

<F2>

Pursuant to Rule 457(h)(1), the registration fee was calculated in accordance with Rule 457(c) upon the basis of the average of the high and low prices of the Common Stock on June 2, 1997 as reported in The Wall Street Journal.

<F3>

One Preferred Stock Purchase Right automatically trades with each share of Common Stock and is evidenced by the certificate for the Common Stock.



                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by O'Sullivan Industries Holdings, Inc. (the "Company," "O'Sullivan" or the "Registrant") (File No. 1-12754) are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996;

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1996, December 31, 1996 and March 31, 1997; and

     3. The descriptions of the Company's common stock, par value $1.00 per share ("Common Stock"), and preferred stock purchase rights contained in the Company's
          Registration Statement on Form 8-A filed on January 13,
          1994, as amended.

     All documents subsequently filed by O'Sullivan or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   DESCRIPTION OF SECURITIES

     Not Applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

Item 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company's Certificate of Incorporation and By-laws provide that the Company shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law (the "DGCL"), each person who is involved in any litigation or other proceeding because such person is or was a director or officer of the Company or its subsidiaries or is or was serving as an officer or director of another entity at the request of the Company, against all expense, loss or liability reasonably incurred or suffered in connection therewith. The Certificate of Incorporation and By-laws provide that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that if Delaware law requires, such advance payment will only be made upon the delivery to the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification. If the Company does not pay a proper claim for indemnification in full within 30 days after a written claim for such indemnification is received by the Company, the Certificate of Incorporation and By-laws authorize the claimant to bring an action against the Company and prescribe what constitutes a defense to such action.

     Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he had no reason to believe his conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be made only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Pursuant to Section 102(b)(7) of the DGCL, Article Tenth of the Company's Certificate of Incorporation eliminates the liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the DGCL and the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Registrant carries directors' and officers' liability insurance policies under which all of the directors and executive officers of Registrant are insured against loss imposed upon them with respect to their legal liability for breach of their duty to Registrant. Excluded from coverage under said policy are fines and penalties imposed by law upon such directors and officers or other matters which may be deemed uninsurable such as material acts of active and deliberate dishonesty committed by the insureds with actual dishonest purpose and intent. In addition, the Registrant has entered into indemnification agreements with its directors and certain officers for indemnification to the fullest extent permitted by applicable law.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

Item 8.   EXHIBITS

Exhibit No.    Title
4.1            Certificate of Incorporation of O'Sullivan
               Industries Holdings, Inc., including Certificate
               of Designation for Series A Preferred Stock
               (incorporated by reference from Exhibit 3.1 to
               Registration Statement on Form S-1 (File
               No. 33-72120))

4.2 By-laws of the Company (incorporated by reference from Exhibit 3.2 to Registration Statement on
               Form S-1 (File No. 33-72120))

4.3            Specimen Certificate for shares of Common Stock
               (incorporated by reference from Exhibit 4.1 to Amendment No. 3 to Registration Statement on
               Form S-1 (File No. 33-72120))

4.4 Rights Agreement dated as of February 1, 1994 between the Company and The First National Bank of
               Boston (incorporated by reference from Exhibit 4.4 to Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 (File No. 1-12754))

4.5            O'Sullivan Industries Holdings, Inc. Deferred
               Compensation Plan (incorporated by reference from Exhibit 10.2 to Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (File
               No. 1-12754))

5              Opinion of Blackwell Sanders Matheny Weary &
               Lombardi LLP as to the legality of the securities being registered

23.1           Consent of Price Waterhouse LLP, Independent
               Accountants

23.2           Consent of Blackwell Sanders Matheny Weary &
               Lombardi LLP (included in Exhibit 5)


Item 9.   UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a) (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

   (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and/or

  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undertaking regarding indemnification of officers and directors is included as part of Item 6, which is incorporated into this Item 9 by reference.

                            SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lamar, State of Missouri, on May 22, 1997.

                    O'SULLIVAN  INDUSTRIES  HOLDINGS,  INC.


                    By:  Daniel F. O'Sullivan
                         Chairman of the Board
                         and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

May 22, 1997   Daniel F. O'Sullivan
               Chairman of the Board and
               Chief Executive Officer
               (Principal Executive Officer)

May 22, 1997   Richard D. Davidson
               President and Director

May 22, 1997   Terry L. Crump
               Vice President-Finance and Chief Financial Officer
               (Principal Financial and Accounting Officer)

May 12, 1997   William C. Bousquette
               Director

May 10, 1997   Charles G. Hanson
               Director

May 22, 1997   Stewart M. Kasen
               Director

May 22, 1997   Thomas M. O'Sullivan, Sr.
               Director

May 22, 1997   Tyrone E. Riegel
               Executive Vice President and Director

May 22, 1997   Ronald G. Stegall
               Director

                            EXHIBIT 5

                           Law Offices
         Blackwell Sanders Matheny Weary & Lombardi LLP
                  2300 Main Street - Suite 1100
                   Kansas City, Missouri 64108
                  P. O. Box 419777 - 64141-6777
                          (816) 983-8000
                        FAX: (816) 983-8080

                           May 20, 1997


O'Sullivan Industries Holdings, Inc.
1900 Gulf Street
Lamar, Missouri  64759

Gentlemen:

     We refer to the Registration Statement of O'Sullivan Industries Holdings, Inc. (the "Registrant") on Form S-8 to be filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, an additional 100,000 shares of the Registrant's Common Stock, $1.00 par value (the "Common Stock"), to be issued under the O'Sullivan Industries Holdings, Inc. Deferred Compensation Plan (the "Plan").

     We are familiar with the proceedings to date with respect to such proposed sale and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for the purposes of this opinion.

     Based on the foregoing, it is our opinion that the additional 100,000 shares of Common Stock to be issued under the Plan have been duly authorized, and, when purchased in accordance with the Plan, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

               Very truly yours,



               Blackwell Sanders Matheny Weary & Lombardi LLP

                           EXHIBIT 23.1

                  CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 19, 1996 (except Note 11 as to which the date is September 4, 1996), appearing on page 16 of O'Sullivan Industries Holdings, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1996.




PRICE  WATERHOUSE LLP
Fort Worth, Texas
May 21, 1997